Exhibit 99.1

Faraday Future Announces FF EAI Robotics’ Employee Incentive Plan to Allocate Approximately 25% of Its Outstanding
Shares for Stock Options for Its Core Team, Aiming to Establish an Industry-First Partnership Model

●	The long-term equity incentive plan is designed to align the interests of the core team with FF and its stockholders. FF aims to build the world’s only “One-Brain Multi-Form Multi-Capability” FF EAI Robot World, with Version 2.0 now complete.

●	FF believes it has become the U.S. robotics company with the most complete range of robot forms, the broadest size coverage and the largest number of robot models.

Los Angeles, CA (September 23, 2026) – Faraday Future Intelligent Electric Inc. (NASDAQ: FFAI) (“Faraday Future,” “FF” or the “Company”), a California-based global Embodied AI (EAI) ecosystem company, today announced a long-term employee equity incentive plan at its robotics subsidiary, FF EAI Robotics Inc. (“FFR”). FF EAI Robotics is allocating approximately 25% of the capitalization of FF EAI Robotics on a fully diluted basis as the 2026 Equity Incentive Plan to provide long-term equity incentives for the Company’s core management team, key leaders, and key employees. The proposed plan is intended to further strengthen FF’s robotics strategy and help FF EAI Robotics establish a partnership model in the robotics industry. Such equity of FFR is not convertible to equity of FFAI.

“The equity incentive plan is intended to create a long-term incentive and value-sharing mechanism,” said YT Jia, Founder and Global CEO of FF. “By linking the core team’s long-term interests to the growth of our robotics business and enterprise value, we aim to align the interests of our team, the Company and our stockholders. We believe this will encourage a partnership mindset, sustained commitment and long-term value creation.”

FF EAI Robot World 2.0 Now Complete with 11 Models and 24 Products

FF aims to build the world’s only “One-Brain Multi-Form Multi-Capability” FF EAI Robot World. Its “Four-Core Full-Stack AI” ecosystem is taking shape, and Robot World 2.0 is complete. Spanning three robot forms, five series, 11 models and 24 products, FF believes its lineup offers the most complete range of robot forms, broadest size coverage and most models of any U.S. robotics company—providing industries and users with an EAI Brain, solutions and data across those forms.

At its 919 FF EAI Robotics “Four-Core Full-Stack AI” Ecosystem New Product Series Launch, FF launched nine EAI Device configurations across two robot forms, three series and five models: FF All-New Futurist, FF Master Mini, FX Aegis Hyper, FX Aegis Mega and FX Aegis Classic Ultra-W. All nine are now available for sale and delivery. FF also launched four Industry Productivity Solutions for K-12 Education, Research, Security and Inspection.

Long-Term Equity Incentive Plan Designed to Maximize Value for FF Stockholders

FF believes the global robotics industry is at a pivotal stage in its transition from technology validation to large-scale commercial deployment. Against this backdrop, the long-term equity incentive plan is intended to help FF EAI Robotics attract, retain and motivate the talent needed to advance FF’s robotics strategy.

Equity incentives are widely used by AI and technology companies to attract and retain key talent and align employees’ long-term interests with those of stockholders. FF believes the plan has four strategic benefits:

First, for FF stockholders, the plan is intended to maximize long-term stockholder value. By linking the core team’s incentives to the growth of the robotics business, FF aims to strengthen operating efficiency and value creation while keeping stockholder interests at the forefront.

Second, for the Company, the plan is expected to strengthen its ability to attract and retain top talent, encourage an entrepreneurial and partnership-oriented culture, and build the team needed to compete in the robotics industry.

Third, for core management, key leaders and key employees, equity incentives would give them an opportunity to share in the long-term value they help create. FF expects this to encourage greater commitment, creativity, and execution.

Finally, for the industry, FF EAI Robotics aims to become the first robotics company to implement a partnership model, offering an example of how long-term talent incentives can strengthen organizational capabilities across the robotics sector.

ABOUT FARADAY FUTURE

Founded in 2014, Faraday Future (FF) is a U.S.-based Physical AI ecosystem company dedicated to reshaping the future of robotics and mobility solutions through AI innovation and technologies. FF focuses on two major product strategies within the Embodied AI (EAI) robotics business: EAI humanoid and bionic robots, and EAI automotive-focused robots. By building a “Four-Core Full-Stack AI” ecosystem comprising the EAI Brain and Developer Platform, EAI Devices, Industry Productivity Solutions and the EAI Data Factory, FF aims to create an evolutionary flywheel: scaled device delivery, data collection and training, continuous evolution of the EAI Brain, stronger product capabilities, and even larger-scale delivery and deployment. Through this flywheel, FF seeks to maximize its commercial value and advance the development of Physical AI.

For more information, please visit Faraday Future’s official website: https://www.ff.com/

FORWARD LOOKING STATEMENTS

This press release includes “forward looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements, which include statements regarding Faraday Future Intelligent Electric Inc.’s (the “Company’s”) “Bridge Strategy,” the Company’s growth strategy, FF EAI Robotics Inc.’s 2026 Employee Incentive Plan, including the allocation of 25% of FF EAI Robotics Inc.’s capitalization on a fully diluted basis for long-term equity incentives and the anticipated benefits of the plan, fundraising activities and prospects, the development of markets in which the Company operates or seeks to operate, the production and delivery of the FF 91, the Faraday X (FX) brand, and future compliance with Nasdaq listing requirements, are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. These forward-looking statements speak only as of the date of this press release, and the Company expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Important factors that may affect actual results or outcomes include, among others: the ability of FF EAI Robotics Inc. to obtain any required approvals for, finalize and implement the proposed 2026 Employee Incentive Plan; the potential effects of stock option awards on the Company’s ownership interest in FF EAI Robotics Inc.; whether the plan will attract, retain and motivate key personnel or deliver its anticipated benefits; the Company’s ability to continue as a going concern and improve its liquidity and financial position; the Company’s ability to pay its outstanding obligations, which it currently lacks; the availability of sufficient share capital to meet its current obligations and execute on its strategy; the willingness of convertible debt investors to fund the Company; demand for the Company’s robotics products; the ability of B2B preorder companies to locate customers to purchase our robotics products, on which their nonbinding preorders substantially depend; competition in the robotics industry, which includes companies with far superior experience, funding and name recognition; the ability of the Company to build an EAI education ecosystem that serves both the B2C consumer market and the B2B institutional education market; the acceptance by teachers and students of the Company’s robotics products in the education market; the ability of the Company to expand into additional markets for its robotics products; the Company’s reliance on a single OEM for most of its robotics products; the Company’s reliance on Chinese OEMs for all of its robotics products; the possibility of the federal government banning imports of Chinese robotics products; the Company’s ability to get the planned robotics products to comply with all applicable U.S. rules and regulations; the ability of the robotics OEM to timely supply robotics to the Company; tariff uncertainty for imported products, particularly from China; demand from automobile dealers for robotics products; the Company’s ability to homologate FX vehicles for sale; the Company’s ability to secure the necessary funding to execute on the FX strategy, which is substantial; the Company’s ability to secure an occupancy certificate covering all of its Hanford facility; the Company’s ability to remediate its material weaknesses in internal control over financial reporting and the risks related to the restatement of previously issued consolidated financial statements; the Company’s limited operating history and the significant barriers to growth it faces; the Company’s history of substantial losses and expectation of continued losses; the success of the Company’s payroll expense reduction plan; the Company’s ability to execute on its plans to develop and market its vehicles and the timing of these development programs; the Company’s estimates of the size of the markets for its vehicles and cost to bring them to market; the rate and degree of market acceptance of the Company’s vehicles; the Company’s ability to cover future warranty claims; the success of other competing manufacturers; the performance and security of the Company’s vehicles; current and potential litigation involving the Company; the Company’s ability to receive funds from, satisfy the conditions precedent of and close on the various financings described elsewhere by the Company; the result of future financing efforts, the failure of any of which could result in the Company seeking protection under the Bankruptcy Code; the Company’s indebtedness; the Company’s ability to use its “at-the-market” program; insurance coverage; general economic and market conditions impacting demand for the Company’s products; potential negative impacts of a reverse stock split; potential cost, headcount and salary reduction actions may not be sufficient or may not achieve the expected results; circumstances outside of the Company’s control, such as natural disasters, climate change, health epidemics, terrorist attacks and civil unrest; risks related to the Company’s operations in China; the success of the Company’s remedial measures taken in response to the Special Committee findings; the Company’s dependence on its suppliers and contract manufacturer; the Company’s ability to develop and protect its technologies; the Company’s ability to protect against cybersecurity risks; the Company’s ability to attract and retain employees; any adverse developments in existing legal proceedings or the initiation of new legal proceedings; and volatility of the Company’s stock price.

You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the Company’s Form 10-Q for the quarter ended June 30, 2026, filed with the SEC on August 13, 2026; the Company’s Form 10-Q for the quarter ended March 31, 2026, filed with the SEC on May 14, 2026; the Company’s Form 10-K filed with the SEC on March 31, 2026; and other documents filed by the Company from time to time with the SEC.